                               INVESTMENT SUBADVISORY AGREEMENT

                                         By and Among

                                Aid Association for Lutherans
                                             and
                                     LB Series Fund, Inc.
                                             and
                           Massachusetts Financial Services Company

INVESTMENT  SUBADVISORY  AGREEMENT,  made as of the ___ day of _______,  2002, (the "Effective
Date") by and among Aid Association for Lutherans,  a fraternal  benefit society organized and existing  under the laws of the  State of  Wisconsin  ("Adviser"),  LB Series  Fund,  Inc.,  a
corporation  organized  and existing  under the laws of the State of Minnesota  ("Fund"),  and
Massachusetts  Financial  Services  Company,  a corporation  organized and existing  under the laws of the State of Delaware ("Subadviser").

WHEREAS,  Adviser has entered into an Investment  Advisory  Agreement  dated as of the 1st day of January,  2002  ("Advisory  Agreement")  with the Fund,  which is engaged in business as an open-end  investment  company  registered under the Investment Company Act of 1940, as amended
("1940 Act"); and

WHEREAS,  the Fund is authorized  to issue shares of the MFS Mid Cap Growth  Portfolio and the
MFS Investors Growth Portfolio (each a "Portfolio",  and collectively,  the "Portfolios"),  as separate series of the Fund; and

WHEREAS,   Subadviser  is  engaged  principally  in  the  business  of  rendering   investment
supervisory  management  services  and  is  registered  as an  investment  adviser  under  the
Investment Advisers Act of 1940, as amended ("Advisers Act"); and

WHEREAS,  the Fund and Adviser  desire to retain  Subadviser as Subadviser to furnish  certain investment  advisory  services  to Adviser and the  Portfolios  and  Subadviser  is willing to furnish such services;

NOW, THEREFORE,  in  consideration  of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I.      Appointment.  (A) Adviser  hereby  appoints  Subadviser as its  investment  Subadviser with  respect  to the  Portfolios  for the  period  and on the terms set forth in this
        Agreement,  and (B) Subadviser  hereby accepts such  appointment  and agrees to render the services herein set forth, for the compensation herein provided.

II.     Additional  Series.  In the  event  that the Fund  establishes  one or more  series of shares  other than the  Portfolios  with  respect to which  Adviser  desires to retain
        Subadviser to render investment advisory services  hereunder,  Adviser shall so notify
        Subadviser in writing,  indicating  the advisory fee to be payable with respect to the additional  series of shares.  If Subadviser is willing to render such services on the terms  provided  for herein,  it shall so notify  Adviser in writing,  whereupon  such series shall become a Portfolio hereunder.

III.    Duties of Subadviser.

        A.     Subadviser is hereby  authorized  and directed and hereby agrees to (i) furnish continuously an investment program for the Portfolios,  and (ii) determine from time to time what  investments  shall be purchased,  sold or exchanged and what portion of the assets of the Portfolios  shall be held  uninvested.  Subadviser shall perform these duties  subject  always to (1) the overall  supervision  of
               Adviser and the Board of  Directors of the Fund (the  "Board"),  (2) the Fund's
               Articles and By-laws (as defined below),  as amended from time to time, (3) the stated  investment  objectives,  policies and restrictions of the Portfolios as set  forth in the  Fund's  then  current  Registration  Statement  (as  defined below),  (4) any  additional  policies or guidelines  established by Adviser or
               Board  that have been  furnished  in  writing  to  Subadviser,  (5)  applicable provisions of law, including,  without limitation, all applicable provisions of the 1940 Act and the rules and regulations  thereunder,  and (6) the provisions of the Internal  Revenue Code of 1986,  as amended (the "Code")  applicable  to
               "regulated  investment  companies" (as defined in Section 851 of the Code),  as amended from time to time. In  accordance  with Section VII,  Subadviser  shall arrange  for  the  execution  of all  orders  for  the  purchase  and  sale  of securities  and  other  investments  for  the  Portfolios'  accounts  and  will exercise full  discretion  and act for the Fund in the same manner and with the same  force  and  effect  as the Fund  might or could do with  respect  to such purchases,  sales, or other transactions,  as well as with respect to all other
               things   necessary  or  incidental  to  the  furtherance  or  conduct  of  such purchases, sales, or other transactions.

        B.     Subadviser shall have no responsibility  with respect to maintaining custody of the Portfolios  assets.  Subadviser  shall affirm  security  transactions  with central  depositories and advise the custodian of the Portfolios  ("Custodian")
               or such  depositories  or agents as may be  designated by Custodian and Adviser promptly of each  purchase  and sale of a portfolio  security,  specifying  the name of the  issuer,  the  description  and  amount  or number of shares of the security  purchased,  the market price,  the commission and gross or net price, the trade date and settlement date and the identity of the effecting  broker or dealer.  Subadviser shall from time to time provide  Custodian and Adviser with evidence of authority of its personnel who are authorized to give  instructions to Custodian.

        C.     Unless  Adviser  advises  Subadviser  in writing that the right to vote proxies has been  expressly  reserved to Adviser or the Fund or otherwise  delegated to another  party,  Subadviser  shall  exercise  voting  rights  incident  to  any securities held in the Portfolios  without  consultation  with Adviser or Fund, provided that  Subadviser  will follow any written  instructions  received from
               Adviser or Fund with  respect  to voting as to  particular  issues.  Subadviser shall  further  respond  to  all  corporate  action  matters  incident  to  the securities  held in the Portfolios  including,  without  limitation,  proofs of claim in bankruptcy and class action cases and shelf registrations.

        D.     Subadviser shall consult with Adviser to develop strategic  marketing plans for the Fund on or before November 30 in each year for the following  calendar year with respect to the Portfolios and the variable  contract for which it provides an underlying  investment  choice.  Subadviser  shall  coordinate all marketing support efforts with Adviser,  including,  without limitation, the promotion of products,  training of Adviser's field force, seminars promoting the Portfolios and preparation of presentations for clients  (collectively  referred to as the
               activities   of   "Wholesalers").   Wholesalers'   participation   in   on-site
               presentations,   sales  desk  training,   conferences,  and  portfolio  manager
               conference  calls shall first be  approved  by  Adviser.  Subadviser  shall not include  Adviser's  field  force  in any  sales  contest  and  other  incentive promotions  sponsored by Subadviser  without  Adviser's prior written approval.
               Subadviser  shall also, from  time-to-time,  provide such additional  marketing support such as Adviser may reasonably request, including,  without limitation, assistance in product  roll-outs,  on-going product training and sales support, and development of sales strategies.

        E.     Upon request of Custodian and/or Fund,  Subadviser shall provide  assistance in connection  with the  determination  of the fair  value  of  securities  in the
               Portfolios for which market quotations are not readily available.

        F.     In the  performance  of its  duties  hereunder,  Subadviser  is and shall be an
               independent   contractor  and  except  as  expressly  provided  for  herein  or otherwise  expressly  provided or authorized shall have no authority to act for or represent  the  Portfolios  or the Fund in any way or otherwise be deemed to be an agent of the Portfolios, the Fund or of Adviser.

IV.     Compensation.  For the services provided pursuant to this Agreement,  Subadviser shall receive an investment  management fee as set forth in Schedule 1, attached  hereto and incorporated  herein by  reference.  The  management  fee shall be payable  monthly in arrears  to  Subadviser  on or  before  the 10th day of the next  succeeding  calendar month.  If this  Agreement  becomes  effective  or  terminates  before  the end of any month,  the  investment  management  fee for the period from the effective date to the end of such month or from the beginning of such month to the date of  termination,  as the case may be, shall be prorated  according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

V.      Expenses.  During  the term of this  Agreement,  Subadviser  will  bear  all  expenses incurred by it in the performance of its duties  hereunder,  other than those expenses specifically  assumed by the Fund  hereunder.  The Fund shall assume and shall pay all brokers' and  underwriting  commissions  chargeable to the Fund in connection with the securities transactions to which the Portfolio is a party.

VI.     Duties  of  Adviser.  Adviser  has  furnished  Subadviser  with  copies of each of the following  documents and will furnish to Subadviser at its principal office all future amendments and  supplements to such  documents,  if any, as soon as practicable  after such documents become available:

               (1)    The Articles of  Incorporation  of the Fund,  as filed with the State of
                      Minnesota,  as in effect on the date hereof and as amended  from time to time ("Articles");

               (2)    The  by-laws of the Fund as in effect on the date  hereof and as amended from time to time ("By-Laws");

               (3)    Certified  resolutions  of the  Board  authorizing  the  appointment  of
                      Adviser and Subadviser and approving the form of the Advisory  Agreement and this Agreement;

               (4)    The Fund's Registration  Statement under the 1940 Act and the Securities
                      Act of 1933,  as amended  (the "1933  Act") on Form N-1A,  as filed with
                      the  Securities  and  Exchange   Commission   ("SEC")  relating  to  the
                      Portfolio  and its  shares  and all  amendments  thereto  ("Registration
                      Statement");

               (5)    The  Notification of Registration of the Fund under the 1940 Act on Form
                      N-8A as filed with the SEC and any amendments thereto;

               (6)    The Portfolio's most recent prospectus (the "Prospectus");

               (7)    A  list  of   affiliated   brokers  and   underwriters   for   reporting
                      transactions under applicable provisions of the 1940 Act; and

               (8)    Copies of reports made by the Fund to its shareholders.

               Adviser  shall  furnish  Subadviser  with any further  documents,  materials or information that Subadviser may reasonably  request to enable it to perform its duties pursuant to this  Agreement.  Subadviser's  obligations  with respect to compliance with any document or information  contained in this Article VI shall not be deemed  effective  until  three (3)  business  days  after  Subadviser's receipt thereof.

VII.    Portfolio Transactions.

        A.     Subadviser  agrees that,  in executing  portfolio  transactions  and  selecting brokers or dealers,  if any, it shall use its best efforts to seek on behalf of the  Portfolios  the  best  overall  terms  available.  In  assessing  the best overall terms  available for any  transaction,  Subadviser  shall  consider all factors  it deems  relevant,  including  the  breadth  of the market in and the price of the security,  the financial condition and execution capability of the broker or  dealer,  and the  reasonableness  of the  commission,  if any,  with respect to the specific  transaction  and on a continuing  basis. In evaluating the best overall terms  available,  and in selecting  the broker or dealer,  if any, to execute a  particular  transaction,  Subadviser  may also  consider the brokerage  and research  services (as those terms are defined in Section  28(e)
               of the Securities  Exchange Act of 1934, as amended  ("1934 Act"))  provided to
               Subadviser  with respect to the  Portfolios  and/or other  accounts  over which
               Subadviser   exercises   investment   discretion.   Subadviser   may,   in  its
               discretion,  agree to pay a broker or dealer that  furnishes  such brokerage or research  services a higher  commission than that which might have been charged by another  broker-dealer  for effecting the same  transactions,  if Subadviser determines in good faith that such  commission is reasonable in relation to the brokerage  and research  services  provided by the broker or dealer,  viewed in terms of either that particular transaction or the overall  responsibilities of
               Subadviser  with respect to the  accounts as to which it  exercises  investment discretion  (as such term is defined under  Section  3(a)(35) of the 1934 Act).
               Subadviser shall, upon request from Adviser,  provide such periodic and special reports  describing any such brokerage and research  services  received and the incremental  commissions,  net  price or  other  consideration  to  which  they relate.

        B.     In no  instance  will  portfolio  securities  be  purchased  from  or  sold  to
               Subadviser,  or any affiliated  person  thereof,  except in accordance with the federal securities laws and the rules and regulations thereunder.

        C.     Subadviser  may  buy  securities  for the  Portfolios  at the  same  time it is selling such  securities for another client account and may sell securities for the  Portfolios  at the time it is buying such  securities  for another  client
               account.   In  such  cases,   subject  to  applicable   legal  and   regulatory
               requirements,  and in compliance  with such procedures of the Fund as may be in effect from time to time,  Subadviser may effectuate cross transactions between a Portfolio and such other account if it deems this to be advantageous.

        D.     On occasions when Subadviser  deems the purchase or sale of a security to be in the best  interest  of a  Portfolio  as well as other  clients  of  Subadviser,
               Subadviser,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no obligation  to,  aggregate the securities to be purchased or sold to  attempt  to  obtain  a more  favorable  price  or  lower  brokerage
               commissions  and  efficient  execution.   In  such  event,  allocation  of  the
               securities  so  purchased  or sold,  as well as the  expenses  incurred  in the transaction,  will be made by Subadviser in the manner Subadviser  considers to be the most  equitable and  consistent  with its fiduciary  obligations  to the
               Portfolio and to its other clients.

VIII.   Ownership of Records.  Subadviser  shall maintain all books and records required to be maintained  by  Subadviser  pursuant  to the 1940 Act and the  rules  and  regulations promulgated  thereunder with respect to  transactions on behalf of the Portfolios.  In compliance with the requirements of Rule 31a-3 under the 1940 Act,  Subadviser  hereby agrees (A) that all records that it maintains for the  Portfolios  are the property of the Fund, (B) to preserve for the periods  prescribed by Rule 31a-2 under the 1940 Act any records that it maintains  for the Fund and that are required to be  maintained by
        Rule 31a-1 under the 1940 Act, and (C) to  surrender  promptly to the Fund any records that  it  maintains  for  the  Fund  upon  request  by the  Fund;  provided,  however,
        Subadviser may retain copies of such records.

IX.     Reports and Meetings.

        A.     Subadviser  shall  furnish to the Board or Adviser,  or both,  as  appropriate, such information,  reports, evaluations,  analyses and opinions as are required by law or that  the  Board or  Adviser,  as  appropriate,  and  Subadviser  may
               mutually  agree  upon,  including,   without  limitation:   certain  compliance
               reporting and certification with respect to:

               1.  Affiliated Brokerage Transactions
               2.  Affiliated Underwritings
               3.  Cross Transactions
               4.  Prospectus Compliance
               5.  Code of Ethics
               6.  Soft Dollar Usage
               7.  Price Overrides/Fair Valuation Determinations

        B.     Subadviser  shall  make  available  in  person  to the  Board  and  to  Adviser personnel  of  Subadviser  as the Board or Adviser  may  reasonably  request to review the  investments  and the  investment  program of the Portfolios and the services provided by Subadviser hereunder.

X.      Services  to  Other  Clients.  Nothing  contained  in this  Agreement  shall  limit or restrict (i) the freedom of Subadviser,  or any affiliated  person thereof,  to render investment  management  and  corporate  administrative  services  to other  investment companies,  to act as  investment  manager or investment  counselor to other  persons, firms, or  corporations,  or to engage in any other business  activities,  or (ii) the right  of any  director,  officer,  or  employee  of  Subadviser,  who  may  also be a director,  officer,  or  employee of the Fund,  to engage in any other  business or to devote his or her time and  attention in part to the  management  or other  aspects of any other business, whether of a similar nature or a dissimilar nature.

XI.     Subadviser's  Use of the  Services of Others.  Subadviser  may,  at its cost,  employ, retain,  or otherwise  avail itself of the services or  facilities of other persons or
        organizations  for  the  purpose  of  providing  Subadviser  or  the  Portfolios,   as
        appropriate,  with  such  statistical  and  other  factual  information,  such  advice regarding  economic factors and trends,  such advice as to occasional  transactions in specific  securities,  or such other information,  advice, or assistance as Subadviser may deem  necessary,  appropriate,  or convenient for the discharge of its obligations hereunder or otherwise helpful to the Portfolios,  or in the discharge of Subadviser's overall  responsibilities  with  respect  to the  other  accounts  that it  serves  as investment manager or counselor.

XII.    Liability and Indemnification

        A.     Except as may otherwise be provided by the  Investment Company Act or any other federal securities law, neither the Subadviser nor any of its officers, members or  employees  (its  "Affiliates")  shall  be  liable  for  any losses, claims, damages,  liabilities  or  litigation  (including  legal  and  other  expenses)
               incurred  or suffered  by the  Adviser or  the Fund as a result of any error of judgment or mistake of  law by the Subadviser or its Affiliates with respect to a Portfolio, except that nothing in this Agreement  shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser or its Affiliates for, and the Subadviser shall indemnify and hold harmless the
               Portfolio, the  Adviser, all  affiliated persons thereof (within the meaning of
               Section  2(a)(3) of the Investment Company Act) and all controlling persons (as described  in Section 15  of the 1933 Act) (collectively "Adviser Indemnitees")
               against   any and all  losses,  claims,  damages,  liabilities  or  litigation
               (including  reasonable legal  and other  expenses) to which any of the Adviser
               Indemnitees may become subject under the 1933 Act, the Investment Company Act, the  Advisers  Act, or under  any  other  statute,  at common law or otherwise arising out of or  based  on  any  willful  misconduct,  bad  faith,  reckless disregard  or gross  negligence of the Subadviser in the performance of any of its duties or obligations hereunder.

        B.     Except as may otherwise be provided by the Investment Company  Act or any other federal  securities  law,  neither  the  Adviser,  the  Fund  nor any of  their respective  Affiliates  shall  be  liable  for  any  losses,  claims,  damages, liabilities  or litigation  (including  legal and other  expenses)  incurred or suffered by the  Subadviser  as a result of any error of judgment or mistake of law by the Adviser or its  Affiliates  with respect to the  Portfolios,  except that nothing in this  Agreement  shall operate or purport to operate in any way to  exculpate,  waive or limit the  liability of the Adviser or its  Affiliates for, and the Adviser  shall  indemnify and hold  harmless the  Subadviser,  all affiliated  persons  thereof  (within  the  meaning of  Section  2(a)(3) of the
               Investment  Company Act) and all  controlling  persons (as described in Section
               15 of the 1933 Act)  (collectively  "Subadviser  Indemnitees")  against any and all losses,  claims,  damages,  liabilities or litigation (including reasonable legal  and  other  expenses)  to which any of the  Subadviser  Indemnitees  may become  subject  under the 1933 Act, the  Investment  Company Act, the Advisers
               Act, or under any other statute,  at common law or otherwise  arising out of or based  on any  willful  misconduct,  bad  faith,  reckless  disregard  or gross negligence  of  the  Adviser  in the  performance  of  any  of  its  duties  or obligations hereunder.

        C.     Promptly  after  receipt by an  indemnified  party  under this  Section  XII of notice of the  commencement of any action,  such  indemnified  party will, if a claim in respect  thereof is to be made  against the  indemnifying  party under this Section XII, notify the indemnifying  party of the  commencement  thereof, but the omission so to notify the  indemnifying  party will not relieve it from liability which it may have to any indemnified  party otherwise than under this
               Section XII. In case any such action is brought against any  indemnified  party and it  notified  the  indemnifying  party  of the  commencement  thereof,  the indemnifying  part will be entitled to  participate  therein and, to the extend that it may wish and unless the  indemnified  party  releases the  indemnifying party from any further  obligations  under this Section XII in connection  with that action,  assume the defense  thereof,  with counsel  satisfactory  to such indemnified  party.  After notice from the  indemnifying  part of its intention to assume the  defense of any  action,  the  indemnified  party  shall bear the expenses of any additional  counsel obtained by it, and the  indemnifying  part shall not be liable to such  indemnified  party under this  Section XII for any legal or other  expenses  subsequently  incurred by such  indemnified  party in
               connection   with  the  defense   thereof  other  than   reasonable   costs  of
               investigation.

XIII.   Representations  of  Subadviser.   Subadviser  represents,  warrants,  and  agrees  as
        follows:

        A.     Subadviser  (i) is registered as an investment  adviser under  Advisers Act and will  continue to be so  registered  for so long as this  Agreement  remains in effect;  (ii) is not  prohibited  by the  1940  Act or the  Advisers  Act  from performing  the services  contemplated  by this  Agreement;  (iii) has met, and will  continue  to meet for so long as this  Agreement  remains in effect,  any other applicable federal or state requirements,  or the applicable requirements of any regulatory or industry  self-regulatory  agency,  necessary to be met in order to perform the  services  contemplated  by this  Agreement;  (iv) has the authority  to  enter  into  and  perform  the  services  contemplated  by  this
               Agreement;  and (v) will  immediately  notify  Adviser of the occurrence of any event that would  disqualify  Subadviser from serving as an investment  adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

        B.     Subadviser  has  adopted  a  written  code of ethics  (the  "Subadviser  Code")
               complying  with the  requirements  of Rule 17j-1  under the 1940 Act, as may be amended  from time to time,  and,  has provided the Adviser and the Fund with a copy of the  Subadviser  Code,  together  with  evidence of its  adoption.  The
               Subadviser  certifies that it has adopted  procedures  reasonably  necessary to prevent  access  persons  as  defined in Rule  17j-1  ("Access  Persons")  from violating the Subadviser  Code. On a quarterly  basis,  Subadviser will either;
               (i) certify to Adviser that  Subadviser  and its Access  Persons have  complied with  Subadviser  Code with  respect to the  Portfolios,  or (ii)  identify any material  violations of the Subadviser Code which have occurred with respect to the  Portfolios.  In addition,  Subadviser  will  furnish at least  annually to
               Adviser and the Board a written  report that (a) describes  any issues  arising under the Subadviser  Code since the last report to the Board,  including,  but not limited to,  information  about material  violations of the Subadviser Code with  respect  to the  Portfolios  and  sanctions  imposed in  response  to the
               material   violations  and  (b)  certifies  that  the  Subadviser  has  adopted procedures  reasonably  necessary to prevent  Access Persons from violating the
               Subadviser Code.

        C.     Subadviser has provided Adviser and the Fund with a copy of its Form ADV as most recently  filed with the SEC and,  if not so filed,  its most  recent Part 2 of
               Form ADV, and will,  promptly  after filing any  amendment to its Form ADV with the SEC,  and,  if not so  filed,  any  amendment  to Part 2 of its  Form  ADV, furnish a copy of such amendment to Adviser.

XIV.    Representations of Adviser.  Adviser represents, warrants, and agrees as follows:

        A.     Adviser (i) is registered as an investment  adviser under Advisers Act and will continue to be so registered for so long as this  Agreement  remains in effect;
               (ii) is not prohibited by the 1940 Act or the Advisers Act from  performing the services  contemplated  by its management  agreement  with the Fund;  (iii) has met,  and  will  continue  to meet  for so long as this  Agreement  remains  in effect, any other applicable federal or state  requirements,  or the applicable requirements of any regulatory or industry  self-regulatory  agency,  necessary to be met in order to perform  the  services  contemplated  by this  Agreement;
               (iv) has the authority to enter into and perform the services  contemplated  by this  Agreement;  and (v) will promptly notify Adviser of the occurrence of any event that would  disqualify  Subadviser from serving as an investment  adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

        B.     Adviser and the Fund have adopted a written code of ethics  complying  with the requirements  of Rule 17j-1 under the 1940 Act, as may be amended  from time to time.

        C.     Adviser has provided  Subadviser  with a copy of its Form ADV as most  recently filed with the SEC and,  if not so filed, the most  recent  Part 2 of Form ADV, and will, promptly after filing any amendment to its Form ADV with the SEC, and, if not so filed,  any  amendment  to Part 2 of its Form ADV,  furnish a copy of such amendment to Subadviser.

XV.     Compliance  with  Applicable   Regulations.   In  performing  its  duties   hereunder,
        Subadviser  shall perform such compliance  testing as it deems  reasonable  based upon its own books and records with respect to the Portfolios and shall certify  compliance to the Adviser accordingly.

XVI.    Term of Agreement.  This Agreement shall become  effective with respect to the MFS Mid
        Cap Growth  Portfolio and the MFS  Investors  Growth  Portfolio on the Effective  Date
        and, with respect to any additional  Portfolio,  on the date of receipt by the Adviser of  notice  from  the  Subadviser  in  accordance  with  Section  II  hereof  that the
        Subscriber is willing to serve as Subadviser  with respect to such  Portfolio.  Unless sooner terminated as provided herein,  this Agreement shall continue in effect for two years from the  Effective  Date with respect to the MFS Mid Cap Growth  Portfolio  and the MFS Investors  Growth  Portfolio and, with respect to each  additional  Portfolio, for two years from the date on which this Agreement  becomes effective with respect to such  Portfolio.  Thereafter,  this  Agreement  shall  continue in effect from year to year,  with respect to the Portfolios,  subject to the termination  provisions and all other  terms  and  conditions  hereof,  so  long as (a)  such  continuation  shall  be specifically  approved  at least  annually  (i) by either the  Board,  or by vote of a majority of the outstanding voting securities of the Portfolio;  (ii) in either event, by the vote,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  of a majority of the Directors of the Fund who are not  interested  persons of any party to this Agreement,  cast in person at a meeting called for the purpose of voting on such  approval;  and (b)  Subadviser  shall not have  notified the Fund,  in writing,  at  least 60 days  prior  to such  approval  that it does  not  desire  such continuation.  Subadviser shall furnish to the Fund,  promptly upon its request,  such information  as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

XVII.   Termination  of  Agreement.  Notwithstanding  the  foregoing,  this  Agreement  may be terminated  at any time,  without the payment of any penalty,  by vote of the Board or by a vote of a majority of the  outstanding  voting  securities of the Portfolio on at least  60 days'  prior  written  notice  to  Subadviser.  This  Agreement  may also be terminated by Adviser:  (i) on at least 60 days' prior written  notice to  Subadviser, without the payment of any penalty;  (ii) upon material breach by Subadviser of any of the  representations  and warranties set forth in Section XIII of this  Agreement,  if such breach  shall not have been cured  within a 20-day  period  after  notice of such breach; or (iii) if Subadviser  becomes unable to discharge its duties and obligations under this  Agreement.  Subadviser may terminate  this Agreement at any time,  without the  payment  of any  penalty,  on at least 60 days'  prior  notice to  Adviser.  This
        Agreement shall terminate  automatically in the event of its assignment,  as such term is  defined  in the 1940 Act,  or upon  termination  of the  Advisory  Agreement.  Any approval,  amendment, or termination of this Agreement by the holders of a majority of the outstanding  voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue,  amend or terminate  this Agreement with respect to any such
        Portfolio  notwithstanding  (i) that such action has not been  approved by the holders of a majority of the outstanding  voting  securities of any other  Portfolio  affected thereby,  and/or (ii) that such action has not been approved by the vote of a majority of the  outstanding  voting  securities  of the  Fund,  unless  such  action  shall be required by any applicable law or otherwise.

XVIII.  Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived, discharged or terminated  only by an instrument in writing signed by the party against which  enforcement of the change,  waiver,  discharge or  termination is sought.  This
        Agreement  (including  any  exhibits  hereto)  may be  amended  at any time by written mutual consent of the parties,  subject to the  requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XIX.    Notification.  Subadviser will notify Adviser  promptly of any change in the personnel of Subadviser with  responsibility for making investment  decisions in relation to the
        Portfolios or who have been authorized to give instructions to Custodian.

XX.     Override Provisions. Notwithstanding any other provision of this Agreement:

        A. Prior to this Agreement being approved  by a vote of a majority  of the  respective
           Portfolio's  outstanding  voting securities in accordance with the 1940 Act: (i) in no event shall  compensation paid to the Subadviser  hereunder with respect to such
           Portfolio  exceed the amount  permitted by Rule 15a-4 under the 1940 Act;  (ii) the portion of the  compensation  payable by the Fund to the Adviser under the terms of the Advisory  Agreement  with respect to such  Portfolio that is equal in amount to the  compensation  payable to the  Subadviser  hereunder  (the  "Subadviser  Escrow
           Amount")  shall be held in an  interest-bearing  escrow  account  with  the  Fund's custodian  or a bank (the  "Escrow  Account");  and  (iii)  this  Agreement  may be terminated  at any time  without the payment of any  penalty,  by vote of the Board or by a vote of a majority of the  outstanding  voting  securities of the Portfolio on 10  days'  prior  written  notice  to  the  Subadviser.  The  Subadviser  Escrow
           Amount,  including  interest earned thereon,  shall be paid promptly after approval of this Agreement by the vote of a majority of the Portfolio's  outstanding  voting securities  in  accordance  with the 1940  Act,  provided  that  such  approval  is obtained no later than 150 days after the date of this Agreement.

        B. If this  Agreement  is not  approved  by a vote  of a  majority  of the  respective
           Portfolio's  outstanding  voting  securities  within the time period  stated above,
           (i) this Agreement  shall  immediately  terminate  with respect to such  Portfolio;
           and (ii) the  Subadviser  shall receive from the Escrow  Account the lesser of: (a)
           the sum of the amount of any costs  incurred by the  Subadviser in  performing  its duties under this Agreement prior to such  termination  plus any interest earned on that  amount,  and (b) the sum of the  Subadviser  Escrow  Amount plus any interest earned on that amount.

XXI.    Miscellaneous.

        A.     Governing  Law. This Agreement  shall be construed in accordance  with the laws of the Commonwealth of Massachusetts  without giving effect to the conflicts of laws  principles  thereof and the 1940 Act.  To the extent that the  applicable laws  of  the  Commonwealth  of  Massachusetts  conflict  with  the  applicable provisions of the 1940 Act, the latter shall control.

        B.     Insurance.  Subadviser  agrees to maintain errors and omissions or professional liability  insurance  coverage in an amount that is  reasonable in light of the nature and scope of Subadviser's business activities.

        C.     Captions.   The  captions   contained  in  this   Agreement  are  included  for
               convenience  of  reference  only and in no way  define  or  delimit  any of the provisions hereof or otherwise affect their construction or effect.

        D.     Entire   Agreement.   This  Agreement   represents  the  entire  agreement  and
               understanding  of the parties hereto and shall  supersede any prior  agreements between the parties  relating to the subject matter hereof,  and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

        E.     Interpretation.  Nothing herein  contained  shall be deemed to require the Fund to take any action  contrary  to its  Articles or  By-Laws,  or any  applicable statutory or  regulatory  requirement  to which it is subject or by which it is bound,  or to  relieve  or  deprive  the  Board of its  responsibility  for and control of the conduct of the affairs of the Portfolios.

        F.     Definitions. Any question of interpretation of any term or  provision  of  this
               Agreement  having  a  counterpart  in or  otherwise  derived  from  a  term  or provision  of the 1940 Act  shall be  resolved  by  reference  to such  term or provision  of the  1940  Act and to  interpretations  thereof,  if any,  by the
               United  States  courts or, in the  absence of any  controlling  decision of any such  court,  by  rules,  regulations,  or  orders  of the SEC  validly  issued pursuant to the 1940 Act. As used in this  Agreement,  the terms  "majority  of the outstanding voting securities,"  "affiliated  person," "interested person,"
               "assignment,"  broker," "investment adviser," "net assets," "sale," "sell," and
               "security"  shall  have the same  meaning  as such  terms have in the 1940 Act, subject  to  such  exemption  as  may be  granted  by  the  SEC  by  any  rule, regulation,  or  order.  Where  the  effect  of a  requirement  of the  federal securities  laws  reflected  in any  provision  of this  Agreement is made less restrictive by a rule,  regulation,  or order of the SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

        G.     Use of Name. Adviser shall not use the names "Massachusetts Financial  Services
               Company,"  "MFS  Investment  Management,"  "MFS",  or any derivative or logo or trade or service mark thereof, or disclose  information related to the business of Subadviser or any of its affiliates, in any prospectus,  sales literature or other  material  relating to the  Portfolios  in any manner not approved  prior thereto in writing by Subadviser;  provided,  however,  that  Subadviser  shall approve all uses of its name and that of its  affiliates  which merely refer in accurate terms to its appointment hereunder or which are required by the SEC.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                            AID ASSOCIATION FOR LUTHERANS

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                            LB SERIES FUND, INC.

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                            MASSACHUSETTS FINANCIAL SERVICES
                                            COMPANY

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                          Schedule I

                                 Dated as of January 1, 2002

                                       Subadvisory Fees

                                 MFS Mid Cap Growth Portfolio

                      Average Daily Assets                Annual Rate
                        $0 - 100 million                     0.475%
                     $100 to 500 million                     0.42%
                      Above $500 million                     0.35%

                                MFS Investors Growth Portfolio

                      Average Daily Assets                Annual Rate
                        $0 - 100 million                     0.425%
                     $100 to 500 million                     0.40%
                      Above $500 million                     0.35%